Exhibit 99.2

BioZone Pharmaceuticals, Inc.
Introduction To Pro Forma Condensed
Combined Financial Statements
(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by BioZone Inc. (the “Company”) of substantially all of the assets of Aero Pharmaceuticals, Inc. (“Aero”) and the assumption of substantially all its liabilities.

On April 6, 2011, the Company acquired substantially all of the assets and assumed the liabilities of Aero pursuant to an Asset Purchase Agreement. The Company’s former owners remain as controlling stockholders following the transaction.  Accordingly, the acquisition of Aero’s assets is being accounted for under the acquisition method of accounting for the purposes of this Current Report on Form 8-K.  The Company is deemed the acquirer for financial reporting purposes and Aero is deemed the acquired company. Consequently, the future financial statements of the Company will include the assets, liabilities and operations of Aero from the date of acquisition.  The purchase price of Aero will be allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed.  Any excess cost will be accounted for as goodwill. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines the balance sheets of the Company and Aero and gives pro forma effect to the above transaction as if it happened on the balance sheet date.   The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2009 and 2010 combine the statement of operations of the Company and Aero for each of those periods and give pro forma effect to these transactions as if they were completed on January 1, 2009 and January 1, 2010, respectively.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of Aero appearing elsewhere herein, and the historical financial statements of the Company, as filed with the Securities and Exchange Commission and issued in Form 10K for the year ended December 31, 2010.  These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Biozone Pharmaceuticals, Inc
Proforma Balance Sheet
December 31, 2010

			Aero Pharmaceuticals,	Proforma
	ASSETS	Biozone	Inc.	Adjustments		Proforma
	Current Assets:
	Cash and cash equivalents	$ 22,778	$ 850,444			$ 873,222
	Accounts receivable		25,644			25,644
	Inventories		43,520			43,520
	Other Current Assets		40,412			40,412
	Total current assets	22,778	960,020	-		982,798

	Property and Equipment, net	5,260	3,819			9,079
	Goodwill			6,824,570	(B)	6,824,570

	Investment in Aero Pharmaceuticals			7,500,000	(A)
				(7,500,000)	(B)	-
	Investment in Real Property	61,335				61,335
	Total Assets	$ 89,373	$ 963,839	$ 6,824,570		$ 7,877,782

	LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	Current Liabilities:
	Accounts payable and accrued liabilities	$ 82,443	$ 9,949			92,392
	Royalties payable		278,460			278,460
	Total current liabilities	82,443	288,409	-		370,852

	STOCKHOLDERS' EQUITY (DEFICIT)
	Common stock	3,770	8,839,396	5,000	(A)	42,698
				(8,839,396)	(B)
				(33,928)	(C)
	Additional paid-in capital	211,030	-	7,495,000	(A)	7,672,102
				(33,928)	(C)
	Accumulated deficit	(204,335)	(7,871,142)	7,871,142	(B)	(204,335)
	Treasury Stock		(292,824)	292,824	(B)	-
	Total stockholders' equity	10,465	675,430	6,819,570		7,510,465
	Non-Controlling interest	3,535				3,535
	Stockholders Equity	6,930	675,430	6,819,570		7,506,930

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 89,373	$ 963,839	$ 6,819,570		$ 7,877,782

	Notes
(A)
Issuance of 7,500,000 shares of Biozone Pharmacueticals, Inc. common stock for the acquisition of all of the outstanding common stock of Aero Pharmaceuticals. The stock was valued at $1 per share, based on concurrent issuances by Biozone.

(B)
Consolidation of Aero Pharmaceuticals. For the purposes of this proforma, all assets and liabilities of Aero were valued at book value, and the excess cost over the assets acquired is recorded as goodwill. The company will value the identifiable tangible and intangible assets acquired and liabilities assumed, with the remaining excess recorded to goodwill within the prescribed one year period

(C )	Allocation between Common Stock and Additional Paid-in capital resulting from a ten-to-one forward Stock split

Biozone Pharmaceuticals, Inc
Proforma Statement of Operations
Year Ended December 31, 2010

		Aero Pharmaceuticals,	Proforma
	Biozone	Inc	Adjustments	Proforma

Revenue	$-	$295,379		$295,379

Operating Expenses
Cost of Sales	-	143,690		143,690
Selling geneal and administrative	49,410	219,902		269,312
Interest expense		32,484		32,484
	49,410	396,076	-	445,486

Net Loss	(49,410)	(100,697)	-	(150,107)

Add: Net loss attributable to noncontrolling interest	932			932

Net loss attributable to the Company	(48,478)	(100,697)	-	(149,175)

Net loss per common share - basic and diluted	(0.00)			(0.00)

Weighted average of common shares - basic and diluted	37,698,000			42,698,000